EXHIBIT 10.1

                          SECOND FORBEARANCE AGREEMENT
                          ----------------------------

         This SECOND FORBEARANCE AGREEMENT (this "Agreement") is entered into as of this 15th day of April, 2007, by and among All American Semiconductor, Inc., a Delaware corporation (the "Borrower"), the other "Designated Companies," Harris N.A., successor by merger to Harris Trust and Savings Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), U.S. Bank National Association, as co-administrative agent for the Lenders (the "Co-Administrative Agent"), and the lenders from time to time party thereto (collectively, the "Lenders"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement (as hereinafter defined).

         WHEREAS, the Borrower, the Administrative Agent, the Co-Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated as of May 14, 2003 (as amended, restated or otherwise modified from time to time, including, without limitation, pursuant to the First Forbearance Agreement (as defined below) and this Agreement, the "Credit Agreement"), as amended by that certain First Amendment to Credit Agreement dated as of June 11, 2004, as amended by that certain Second Amendment to Credit Agreement dated as of August 8, 2005, as amended by that certain Third Amendment to Credit Agreement dated as of March 31, 2006, as amended by that certain Fourth Amendment to Credit Agreement dated as of May 22, 2006, as amended by that certain Fifth Amendment to Credit Agreement dated as of August 14, 2006, and as amended by that certain Sixth Amendment to Credit Agreement dated as of November 14, 2006; and

         WHEREAS, Administrative Agent, Co-Administrative Agent, each Lender, Borrower and each other Designated Company are parties to that certain Forbearance Agreement, dated as of March 29, 2007 (as amended, restated or otherwise modified, the "First Forbearance Agreement"), pursuant to which Administrative Agent and Lenders agreed, subject to the terms and conditions set forth therein, to (i) forbear from exercising certain default-related rights and remedies under the Credit Agreement, other Loan Documents and applicable law, and (ii) continue to make certain extensions of credit to Borrower in the form of Revolving Loans, in each case through a date no later than April 15, 2007 notwithstanding the continuance or expected occurrence, as applicable, of certain Events of Default specified therein;

         WHEREAS, by its terms, the "Forbearance Period" (as such term is defined in the First Forbearance Agreement) (the "First Forbearance Period") is scheduled to expire on the date hereof;

         WHEREAS, the Events of Default listed as "Current Defaults" on Exhibit A attached hereto have occurred and are continuing under the Credit Agreement as of the date hereof (the "Current Defaults"), and the Events of Default listed as "Anticipated Defaults" on Exhibit A attached hereto are expected to occur and continue under the Credit Agreement during the Forbearance Period (as defined below) (if, as and when they become Events of Default, the "Anticipated Defaults," and together with the Current Defaults, the "Specified Defaults");

         WHEREAS, the Borrower has advised the Administrative Agent that it has been in discussions with product vendors from which it intends to purchase Inventory and/or obtain value-added services during the Forbearance Period (collectively, the "Product Vendors") and that as of the date hereof certain of the Product Vendors have agreed in principle to continue to deliver new Inventory or provide additional value-added services, as applicable, to Borrower during the Forbearance Period pursuant to "cash on delivery" or "cash in advance" payment terms.

         WHEREAS, in view of the imminent expiration of the First Forbearance Period, the Borrower has requested that Administrative Agent, Co-Administrative Agent and Lenders agree, notwithstanding the existence or, as the case may be, the occurrence during the Forbearance Period of the Specified Defaults, to (i) continue to forbear from exercising certain of their default-related rights and remedies under the Credit Agreement, other Loan Documents and applicable law through and including April 24, 2007; and (ii) continue to make, and permit to remain outstanding, certain additional Revolving Loans to Borrower during the Forbearance Period (as defined below); and

         WHEREAS, Administrative Agent, Co-Administrative Agent and Lenders are willing to continue to forbear and extend additional credit in the form of Revolving Loans to Borrower, in each case subject to the terms and conditions set forth herein.

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         NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Confirmation of Obligations and Specified Defaults.
--------------------------------------------------

         Borrower and each other Designated Company acknowledges and agrees that as of the close of business on April 11, 2007, the aggregate principal balance of the outstanding Obligations under the Credit Agreement was not less than $45,875,923.33, broken down as follows:

         Revolving Loans (excluding L/C Obligations):      $45,875,923.33
         L/C Obligations:                                  $0.00

The foregoing amounts do not include interest, fees, expenses and other amounts which are chargeable or otherwise reimbursable under the Credit Agreement and the other Loan Documents.

         Borrower and each other Designated Company acknowledges and agrees that each of the Current Defaults constitutes a material Event of Default that has occurred and is continuing as of the date hereof, and each of the Anticipated Defaults is expected to occur and continue during the Forbearance Period, as the case may be. Prior to the effectiveness of this Agreement, the existence of the Specified Defaults (i) upon the direction of the Required Lenders to the extent provided in the Credit Agreement would have relieved Administrative Agent and Lenders from any obligation to extend any Loan or provide any other financial accommodation to Borrower under the Credit Agreement or other Loan Documents (including consenting to Borrower's use of cash collateral), and (ii) upon the direction of the Required Lenders to the extent provided in the Credit Agreement would have permitted Administrative Agent and Lenders to, among other things,
(A) suspend or terminate any commitment to provide Loans or make other extensions of credit under any or all of the Credit Agreement and the other Loan Documents, (B) accelerate all or any portion of the Obligations, (C) continue to charge, and demand immediate payment of, interest with respect to any and all of the Obligations at the default rate to the fullest extent permitted under
Section 1.10 of the Credit Agreement, (D) commence any legal or other action to collect any or all of the Obligations from Borrower, any other Designated Company and/or any Collateral or any other property as to which any other Person granted Administrative Agent or any Lender a security interest therein as security for the Obligations or any guaranty thereof (collectively, the "Other Collateral"), (E) foreclose or otherwise realize on any or all of the Collateral and Other Collateral, and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral and Other Collateral, and/or (F) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, the other Loan Documents or applicable law.

Forbearance; Forbearance Default Rights and Remedies.
----------------------------------------------------

         Effective as of the Forbearance Effective Date (as defined below), Administrative Agent, Co-Administrative Agent and each Lender agrees that until the expiration or termination of the Forbearance Period as provided herein, it will forbear from exercising its default-related rights and remedies against Borrower or any other Designated Company and its or their respective Collateral and other property solely with respect to the Specified Defaults; provided, however:

         except as otherwise expressly provided in Section 3(c) hereof, the Specified Defaults shall continue to constitute actionable Events of Default for the purpose of triggering all limitations, restrictions or prohibitions on certain actions that may be taken or omitted or otherwise acquiesced to, by or on behalf of, the Borrower or any other Designated Company pursuant to the Credit Agreement or any other Loan Document, including, without limitation, any limitations, restrictions or prohibitions with respect to any distribution, advance or other payment from Borrower or any other Designated Company to any other Designated Company, any direct or indirect owner of an equity interest in Borrower or any other Designated Company or any Affiliate of any of the foregoing; and any actions or inactions taken or omitted or otherwise acquiesced to, by or on behalf of, any Borrower or any other Designated Company in violation of such provisions while any Event of Default (including any Specified Default) exists will constitute additional Events of Default under the Credit Agreement and the other Loan Documents, as well as a Forbearance Default (as defined below) under this Agreement;

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         nothing herein shall restrict, impair or otherwise affect
     Administrative Agent's or any Lender's rights and remedies under any blocked account, control account, bank agency, lock box or similar agreement to which Administrative Agent is a party relating to any deposit or other account of Borrower or any other Designated Company; provided, that notwithstanding the provisions of Section 3.1(c) of the Credit Agreement, during the Forbearance Period the provisions of Section 3.1(b) of the Credit Agreement shall, unless otherwise expressly provided herein (including, without limitation, in Section 3(a) hereof), govern the application of funds and other Collateral proceeds deposited or held in the lock boxes and deposit and other accounts governed by such blocked account, control account, bank agency, lock box or similar agreements; and

         (iii) nothing herein shall restrict, impair or otherwise affect Administrative Agent's or any Lender's right to file, record, publish or deliver a notice of default or document of similar effect, except for Specified Defaults during the Forbearance Period unless a Forbearance Default has occurred.

         As used herein, the term "Forbearance Period" shall mean the period beginning on the Forbearance Effective Date and ending on the earlier to occur of: (i) any Forbearance Default (as hereinafter defined), or (ii) April 24, 2007. As used herein, the term "Forbearance Default" shall mean any of: (A) the occurrence of any Default or Event of Default other than the Specified Defaults,
(B) the failure of Borrower or any other Designated Company to timely and strictly comply with any term, condition, covenant, agreement or other obligation set forth in this Agreement, (C) the failure of any representation or warranty made by Borrower or any other Designated Company under or in connection with this Agreement to be true and complete in all material respects as of the date when made or any other material breach of any such representation or warranty, (D) the taking of any action by Borrower or any other Designated Company to in any way repudiate or assert a defense to any Obligation under the Credit Agreement, this Agreement or any of the other Loan Documents or the assertion of any claim or cause of action against Administrative Agent, Co-Administrative Agent or any Lender relating in any way thereto, (E) the date on which Administrative Agent, in its sole discretion or at the direction of the Required Lenders, delivers to Borrower a written notice terminating the Forbearance Period, which notice may be delivered at any time upon or after the delivery of any Proposed Vendor Payment Schedule Rejection Notice (as defined below) by the Administrative Agent in accordance with Section 3(c)(ii) hereof, or (F) Borrower fails to receive Inventory purchased with a CIA Payment (as defined below) within six (6) Business Days of the making of such CIA Payment. The occurrence of any Forbearance Default shall constitute an immediate Event of Default under the Credit Agreement and other Loan Documents.

         Upon the termination or expiration of the Forbearance Period, the agreement of Administrative Agent, Co-Administrative Agent and each Lender hereunder to forbear from exercising its default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which Borrower and each other Designated Company hereby waives. Borrower and each other Designated Company further agrees that any of Administrative Agent (upon direction of the Required Lenders to the extent provided in the Credit Agreement) and each Lender may at any time after the expiration or termination of the Forbearance Period proceed to exercise any and all of its rights and remedies under any or all of the Credit Agreement, any other Loan Document and/or applicable law, all of which rights and remedies are hereby fully reserved by Administrative Agent and each Lender.

         Any agreement by Administrative Agent and the Lenders to extend the Forbearance Period, if any, must be set forth in writing and signed by Administrative Agent and the Lenders. Borrower and each other Designated Company acknowledges that none of Administrative Agent or any Lender has made any assurances concerning any possibility of any extension of the Forbearance Period.

         Borrower and each other Designated Company acknowledges and agrees that any Loan or other financial accommodation which Administrative Agent, Co-Administrative Agent or any Lender makes to or for the benefit of Borrower or any other Designated Company on or after the Forbearance Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in Section 5 hereof and the other covenants, agreements, representations and warranties of Borrower and each other Designated Company hereunder.

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Supplemental Terms, Conditions and Covenants During the Forbearance Period.
--------------------------------------------------------------------------

         The parties hereto hereby agree to comply with the following terms, conditions, covenants, agreements and other obligations in each case notwithstanding any provision to the contrary set forth in this Agreement, the Credit Agreement or any other Loan Document, including, without limitation, Sections 1.1 and 7.1 of the Credit Agreement:

         [Intentionally omitted.]

         Delivery of Weekly Proposed Vendor Payment Schedules. On or prior to 12:00 p.m. prevailing Central time on April 16, 2007, and on or prior to each Thursday thereafter during the Forbearance Period, Borrower shall prepare and deliver to Administrative Agent a schedule in the form attached hereto as Exhibit B, which sets forth each and every product vendor payment that Borrower proposes to make during the immediately following week (or portion thereof) in accordance with the Forbearance Budget (as defined below) (each, a "Proposed Vender Payment Schedule").

         Permitted Forbearance Overadvances. Subject to Section 3(a) hereof, each Lender severally agrees, solely during the Forbearance Period, to make additional Revolving Loans to Borrower up to the amount of such Lender's Revolving Credit Commitment and in proportion to its Revolver Percentage (each, a "Permitted Forbearance Overadvance"), in each case subject to the satisfaction of all the following terms and conditions as determined by Administrative Agent in its sole discretion:

         Administrative Agent shall have received a written request for each such Borrowing to be made pursuant to this Section 3(c) prior to 1:00 p.m. prevailing Central time on such date, and such request shall be accompanied by a Borrowing Base Certificate calculating the Borrowing Base (which shall include the $1,500,000 of Excess Availability required pursuant to Section 8.22(g) of the Credit Agreement) in reasonable detail as at the close of business on the immediately preceding Business Day. Both the Eligible Receivables and Eligible Inventory components of each such Borrowing Base shall be determined as at the close of business on the immediately preceding Business Day; provided, however, that (A) the determination of whether a Receivable is an Eligible Receivable shall be determined as currently being done under the Credit Agreement, and (B) the Eligible Inventory component as at each Business Day, subject to true-up on or prior to the fifth Business Day of each week using actual Eligible Inventory reflected on the then most recently delivered weekly Borrowing Base Certificate pursuant to Section 8.5(a) of the Credit Agreement, shall be equal to (a) the aggregate amount of Eligible Inventory for the immediately preceding Business Day minus (b) the aggregate amount of sales of Eligible Inventory booked by Borrower on the such immediately preceding Business Day (less the aggregate amount of gross margin associated therewith) plus (c) the aggregate amount of Eligible Inventory purchased during such immediately preceding Business Day. For the purpose of avoidance of doubt and without in any way limiting the Credit Agreement, "in-transit" Inventory shall not be included in any Borrowing Base calculated pursuant to this Agreement.

         Solely with respect to that portion of any Permitted Forbearance Overadvance to be used for product vendor payments, Administrative Agent shall not have delivered to Borrower, prior to 12:00 p.m. prevailing Central time on Monday of such week, written notice of the Lenders' refusal to consent to the use of any Loan or Collateral proceeds to fund the payments reflected in the Proposed Vendor Payment Schedule covering such week, which notice Administrative Agent shall have the right to deliver in its sole discretion or at the direction of Required Lenders in their sole discretion (each, a "Proposed Vendor Payment Schedule Rejection Notice"); provided, however, that if the Administrative Agent shall have timely delivered a Proposed Vendor Payment Schedule Rejection Notice to Borrower with respect to a Proposed Vendor Payment Schedule in accordance with this subparagraph (ii), neither Administrative Agent nor any Lender shall have any obligation under this Agreement, the Credit Agreement or otherwise to fund any payments set forth on such Proposed Vendor Payment Schedule.

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         The sum of the aggregate principal amount of all Revolving Loans and
     L/C Obligations at any time outstanding shall not exceed the lesser of: (a) the aggregate amount of all Lenders' Revolving Credit Commitments in effect at such time, and (b) the sum of (I) the Borrowing Base in effect at such time and reflected on a Borrowing Base Certificate delivered to Administrative Agent in accordance with Section 3(c)(i) hereof, plus (II) an amount equal to (A) $4,948,000 at all times from and including April 16, 2007 through and including April 20, 2007, and (B) $4,912,000 at all times thereafter during the Forbearance Period (clause (II) is referred to herein as the "Permitted Forbearance Overadvance Amount").

         All proceeds of Permitted Forbearance Overadvances shall be used solely to pay the types of disbursements reflected in the respective line items set forth in the Budget (which Borrower represents it prepared in consultation with RAS Management Advisors, Inc. and which shall be in form and substance acceptable to Administrative Agent and Lenders) provided by the Borrower to the Administrative Agent on the date hereof (the "Forbearance Budget"), and at no time during the Forbearance Period shall Borrower make disbursements (A) for any week that, in the aggregate, exceed the aggregate disbursements for all line items set forth in the Forbearance Budget for such week or (B) with respect to any particular line item set forth in the Forbearance Budget for any week that exceed by more than five percent (5%) the forecasted total disbursements with respect to such line item for such week in the Forbearance Budget. On or prior to 9:00 a.m. prevailing Eastern time each Tuesday during the Forbearance Period, Borrower shall prepare and deliver to Administrative Agent a reconciliation of the projected cash receipts and disbursements for the immediately preceding week set forth in the Forbearance Budget with the actual cash receipts and disbursements for such week.

         Provided that Administrative Agent does not timely deliver a Proposed Vendor Payment Schedule Rejection Notice with respect to the Proposed Vendor Payment Schedule covering any week, Borrower shall only make payments to Product Vendors during such week if, and to the extent, all of the following conditions precedent are satisfied to the reasonable satisfaction of Administrative Agent: (a) each Product Vendor and corresponding payment is listed in the Proposed Vendor Payment Schedule for such week (provided, however, that at the Company's request, such approved Proposed Vendor Payment Schedule may be amended with the prior consent of the Administrative Agent so long as the amended schedule complies with all terms and conditions set forth herein); (b) each such payment is made either (I) in contemporaneous exchange for Inventory of equal or greater value (i.e., pursuant to "cash on delivery" payment terms) (each, a "COD Payment") or (II) in advance by wire transfer for Inventory of equal or greater value (i.e., pursuant to "cash in advance" payment terms) (each, a "CIA Payment") and is made subject to a written agreement between the Borrower and such Product Vendor, in the form attached hereto as Exhibit C or otherwise in form and substance acceptable to the Administrative Agent in its sole discretion; and (c) all Inventory being purchased by Borrower is at the time of ordering subject to existing customer purchase orders and can be shipped to such customers within two (2) Business Days of receipt; provided, however, that if Inventory purchased by Borrower is, prior to delivery to a customer, subject to the completion of services provided to Borrower by a provider of value-added services, then such provider of value-added services shall be deemed to be an additional Product Vendor with respect to such Inventory and Borrower shall have no obligation to ship such Inventory to its customer until two (2) Business Days after receipt from such Product Vendor. For the avoidance of doubt, neither Administrative Agent nor any Lender shall have any obligation under this Agreement, the Credit Agreement or otherwise to fund any payment set forth on any Proposed Vendor Payment Schedule that does not satisfy all of the conditions precedent set forth in this Section 3(c)(v).

         (vi) Neither Administrative Agent nor any Lender shall have any obligation to make any Permitted Forbearance Overadvance to fund any payment reflected in the Forbearance Budget that Borrower paid prior to the date hereof.

         (vii) No proceeds of any Collateral or any Permitted Forbearance Overadvance may be used by Borrower or any other Designated Company to pay any fees or expenses of legal counsel in connection with the investigation and/or assertion of or joinder in any claim, counterclaim, action, proceeding, application, motion, objection, defense or other contested matter, the purpose of which is to seek or the result of which would be to obtain any order, judgment, determination, declaration or similar relief:
     (A) invalidating, setting aside, avoiding or subordinating, in whole or in part, any Obligations or Administrative Agent's liens and security interests in any Collateral; (B) for monetary, injunctive or other affirmative relief against any or all of the Administrative Agent and any

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     Lenders or the Collateral; or (B) preventing, hindering or otherwise delaying the exercise by any or all of the Administrative Agent and the Lenders of any of their respective rights and remedies under this Agreement, any other Loan Document or applicable law, or the enforcement or realization (whether by foreclosure, credit bid, court order or otherwise) by Administrative Agent or any Lender upon any Collateral.

         Administrative Agent Access and Cooperation. In supplement to, and without in any way limiting, the rights of Administrative Agent, Co-Administrative Agent and the Lenders under the Credit Agreement and other Loan Documents, Borrower and each other Designated Company hereby agrees to: (A) give Administrative Agent and its Representatives (defined below) access to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of Borrower and the other Designated Companies, (B) furnish to Administrative Agent and its Representatives such financial, operating and property related data and other information as such persons shall reasonably request, and (C) instruct Borrower's and any other Designated Company's employees, accountants, auditors, counsel, financial advisors (including, without limitation, Raymond James & Associates, Inc. and RAS Management Advisors, Inc.) and other representatives to fully cooperate with, and upon request regularly consult with, Administrative Agent and its Representatives in respect of the aforementioned clauses (A) and (B)). For purposes of this Agreement, the term "Representatives" shall mean Administrative Agent's employees, agents, representatives, advisors and consultants, and any financial advisor or consultant retained by Administrative Agent's counsel to assist in the representation of Administrative Agent in connection with this matter (including, without limitation, Giuliani Capital Advisors and its members, employees and other representatives).

         Immediate Repayment of Overadvances in Excess of Permitted Forbearance Overadvances. If at any time the sum of the aggregate principal amount of all Revolving Loans (including Permitted Forbearance Overadvances) and L/C Obligations at any time outstanding shall be in excess of the sum of the Permitted Forbearance Overadvance Amount, Borrower shall immediately and without notice or demand pay over the full amount of the excess to the Administrative Agent for the ratable account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment being applied to the Obligations as set forth in Section 1.9(v) of the Credit Agreement.

         Letters of Credit. Borrower shall not have the right to request, and none of Administrative Agent, any Lender or any L/C Issuer shall have any obligation to issue or renew, any Letter of Credit during the Forbearance Period; provided, however, nothing in this Section 3(f) shall require termination of any Letter of Credit that was in effect as of the date hereof.

         Reduction of Revolving Credit Commitments. Upon the effectiveness of this Agreement, Schedule 1 to the Credit Agreement, which sets forth each Lender's Revolving Credit Commitment, is hereby amended by replacing such
Schedule in its entirety with Schedule 1 attached hereto.

         Payment of Administrative Agent and Lender Expenses. Without in any way limiting any term or provision of the Credit Agreement (including, without limitation, Sections 2.1 and 12.15 thereof), Borrower shall pay or reimburse Administrative Agent, as applicable, for all fees and expenses incurred by, or on behalf of, the Administrative Agent included in the Forbearance Budget during the respective weeks in which such fees and expenses are listed in the Forbearance Budget.

         Imposition of Default Interest on all Obligations. From and after the first occurrence of an Event of Default (which Borrower acknowledges and agrees shall in no event be later than March 21, 2007) and at all times during the continuance of any Event of Default (including, without limitation, at all times during the Forbearance Period and after the expiration thereof notwithstanding the existence of any Specified Default), all of the Obligations shall bear interest at the applicable default rate specified in Section 1.10 of the Credit Agreement.

         Reporting of Forbearance Defaults. Promptly upon becoming aware of the occurrence of any Forbearance Default, Borrower and each other Designated Company shall promptly notify Administrative Agent of such Forbearance Default in writing.

         Appraisal Firms. On or prior to close of business on April 16, 2007, in connection with its efforts to explore various strategic alternatives, Borrower shall cause at least one appraisal firm satisfactory to the Administrative Agent

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in its sole discretion (the "Appraiser") to submit an offer binding on such
Appraiser to the Borrower for Borrower's consideration with respect to the purchase or sale as agent of the Borrower's and Designated Companies' assets and properties. Borrower and the other Designated Companies shall use best efforts to provide Appraiser the information and access necessary, and otherwise cooperate with Appraiser, so as to permit each Appraiser to submit such an offer to the Borrower with respect to the purchase or sale as agent of the Borrower's and Designated Companies' assets and properties in accordance with this subsection (k). Borrower agrees to provide Administrative Agent (for subsequent distribution to the Lenders), promptly upon the receipt thereof, a copy of such offer received from such Appraiser as well any each other proposal, written expression of interest and offer received from any other appraisal firm.

         [Intentionally omitted.]

         Forbearance Fee. In consideration for the execution and delivery of this Agreement by the Administrative Agent and the Lenders, Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders according to their respective Revolver Percentages, a forbearance fee equal to $25,000, which fee shall be fully earned upon the effectiveness of this Agreement, shall be due and payable in immediately available funds upon expiration or termination of the Forbearance Period, and shall be non-refundable upon its receipt by the Administrative Agent.

Reaffirmation of Guaranties. Each Designated Company hereby reaffirms its obligations under the applicable Guaranty in favor of Administrative Agent (for the benefit of itself and the Lenders) to which it is a party, and agrees that such Guaranty shall remain in full force and effect following the execution and delivery of this Agreement and shall secure all Obligations, including, without limitation, all Permitted Forbearance Overadvances. All references to the "Credit Agreement" in each such Guaranty shall be deemed to refer to the Credit Agreement as amended or otherwise modified by this Agreement. Except as set forth in the immediately preceding sentence, each such Guaranty shall remain unmodified and in full force and effect.

General Release; Covenant Not to Sue.
------------------------------------

         In consideration of, among other things, Administrative Agent's and each Lender's execution and delivery of this Agreement, Borrower and each other Designated Company, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, "Releasors"), hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee (as hereinafter defined) from any and all liens, claims, interests and causes of action of any kind or nature (collectively, the "Claims") that such Releasor now has or hereafter may have against Administrative Agent, Co-Administrative Agent or any Lender in any capacity and their respective affiliates, subsidiaries, shareholders and "controlling persons" (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the "Releasees"), based on facts existing on or before the Forbearance Effective Date that relate to:
(i) any Loan Document, (ii) any transaction, action or omission contemplated thereby, or (iii) any aspect of the dealings or relationships between or among Borrower and the other Designated Companies, on the one hand, and any of Administrative Agent, Co-Administrative Agent or any Lender, on the other hand, relating to any Loan Document or transaction, action or omission contemplated thereby. The receipt by Borrower or any other Designated Company of any Loans or other financial accommodations made by Administrative Agent or any Lender on or after the Forbearance Effective Date shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees which are based on facts existing on or prior to the date of receipt of any such Loans or other financial accommodations. The provisions of this Section shall survive the termination of this Agreement, the Credit Agreement, the other Loan Documents and payment in full of the Obligations.

         Borrower and each other Designated Company, on behalf of itself and its successors, assigns, and other legal representatives, hereby unconditionally and irrevocably agrees that it will not sue any Releasee on the basis of any Claim released, remised and discharged by Borrower or any other Designated Company pursuant to Section 5(a) hereof. If Borrower, any other Designated Company or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower and the other Designated Companies, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

         To the extent that, notwithstanding the Illinois choice of law provisions in the Credit Agreement, this Agreement and the other Loan Documents, California law is deemed to apply to the release and indemnification provisions set forth herein, Borrower and each other Designated Company warrants, represents and agrees that it is fully aware of California Civil Code Section 1542, which provides as follows:

         SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Borrower and each other Designated Company hereby knowingly and voluntarily waives and relinquishes the provisions, rights and benefits of Section 1542 and all similar federal and state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein, and any rights they may have to invoke the provisions of any such law now or in the future with respect to the Claims being released pursuant to Section 5(a) hereof, and Borrower and each other Designated Company hereby agrees and acknowledges that this is an essential term of the releases set forth in this Section 5(a). In connection with such releases, Borrower and each other Designated Company further acknowledges that it is aware that its attorneys or others may hereafter discover claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Claims being released pursuant to Section 5(a) hereof. Nevertheless, it is the intention of Borrower and the other Designated Companies in executing this Agreement to fully, finally, and forever settle and release all matters and all claims relating thereto, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any action) constituting Claims released pursuant to Section 5(a) hereof.

Representations, Warranties And Covenants Of Borrower and Other Designated Companies . To induce Administrative Agent, Co-Administrative Agent and each Lender to execute and deliver this Agreement, each of Borrower and other Designated Companies represents, warrants and covenants as follows:

         The individual executing this Agreement on behalf of Borrower and each other Designated Company is authorized to so act and the execution of this Agreement by such individual makes the obligations set forth herein legal, valid, binding and enforceable against Borrower or such other Designated Company, as the case may be, in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

         Except with respect to the Specified Defaults, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof and after giving effect to the terms hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and after giving effect to the terms hereof, and each of the agreements and covenants in the Credit Agreement and the other Loan Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;

         Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's or any other Designated Company's corporate charter, bylaws, operating agreement, or other governing documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any other Designated Company is a party or by which Borrower or any other Designated Company or any of their respective property is bound;

         To the best of Borrower's knowledge after reasonable inquiry, as of the date hereof, except for the Current Defaults, no Event of Default has occurred or is continuing under this Agreement, the Credit Agreement or any other Loan Document.

         Administrative Agent's security interests in the Collateral and Other Collateral continue to be valid, binding, and enforceable first-priority security interests which secure the Obligations (subject only to Liens permitted under Section 8.8 of the Credit Agreement), and no tax or judgment liens are currently of record against Borrower or any other Designated Company (other than a statutory tax lien that is or may become of record for unpaid sales tax in an amount not to exceed $5,000 owed to Westminster County, Colorado).

         As of the date hereof, each Product Vendor with whom Borrower has had discussions and who has agreed to conduct business with Borrower during the Forbearance Period is providing, or at Borrower's request has agreed to provide, Inventory or value-added services to Borrower, as applicable, pursuant to "cash on delivery" or "cash in advance" payment terms.

Ratification of Liability.
-------------------------

         Each of Borrower and the other Designated Companies hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under this Agreement and each other Loan Document to which such party is a party, and each such party hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Loan Documents to which it is a party as security for the Obligations under or with respect to the Credit Agreement, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations (including, without limitation, all Permitted Forbearance Overadvances). Borrower and each other Designated Company acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and
(iii) agrees and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and confirmed.

Reference To And Effect Upon The Credit Agreement.
-------------------------------------------------

         Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and other Loan Documents, and all rights of Administrative Agent, Co-Administrative Agent and the Lenders, and all of the Obligations, shall remain in full force and effect. Each of Borrower and the other Designated Companies hereby confirms that no such party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Credit Agreement or any other Loan Document.

         Except as expressly set forth herein, the effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to make any further Loans or to continue to defer any enforcement action after the occurrence of any Default or Event of Default (including, without limitation, any Forbearance Default), (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Loan Documents, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Documents or any right, power or remedy of Administrative Agent, Co-Administrative Agent or any Lender,
(iv) constitute a consent to any use of cash collateral, any merger, sale or other transaction, or any restructuring or refinancing transaction, (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, Administrative Agent, Co-Administrative Agent and the Lenders each reserves all of its rights, powers, and remedies under the Credit Agreement, the other Loan Documents and applicable law. Except as otherwise expressly set forth herein, all of the provisions of the Credit Agreement and the other Loan Documents are hereby reiterated and reaffirmed by the Borrower and each other Designated Company.

         From and after the Forbearance Effective Date, (i) the term "Agreement" in the Credit Agreement, and all references to the Credit Agreement in any Loan Document shall mean the Credit Agreement, as amended and otherwise modified hereby, and (ii) the term "Loan Documents" in the Credit Agreement and the other Loan Documents shall include, without limitation, the First Forbearance Agreement, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith. All Permitted Forbearance Overadvances made to Borrower pursuant to this Agreement shall constitute Obligations.

         This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document or any Obligation arising thereunder.

Acknowledgement and Consent to Corporate Overhead Variance. Administrative Agent and each Lender hereby confirms its acknowledgement of, and consent to, the Borrower's use of $150,216.32 of Loan proceeds during the week ending April 13, 2007 to pay certain shipping costs due and owing by Borrower to Federal Express and United Parcel Service, Inc. (the "Supplemental Shipping Costs") that were not provided for in the Forbearance Budget for such week. Borrower hereby represents and warrants that such Loan proceeds were used solely to pay the Supplemental Shipping Costs.

Construction This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.

Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

Further Assurances. Borrower and each other Designated Company agrees to take all further actions and execute all further documents as Administrative Agent or any Lender may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

Section Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

Notices. All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Credit Agreement.

Effectiveness. This Agreement shall become effective at the time (the "Forbearance Effective Date") that all of the following conditions precedent have been met (or waived) as determined by Administrative Agent in its sole discretion:

         Agreement. Administrative Agent shall have received duly executed signature pages for this Agreement signed by Administrative Agent, each Lender, Borrower and each other Designated Company.

         Due Authorization. Borrower and each other Designated Company shall have delivered to Administrative Agent (i) evidence of the corporate authority of each such party to execute, deliver and perform its obligations under this Agreement and, as applicable, all other agreements and documents executed in connection therewith, and (ii) such other documents and instruments as Administrative Agent may require, all of the foregoing of which shall be in form and substance acceptable to Administrative Agent.

         Post-Forbearance Period Budget and Proposal. Borrower shall have prepared and delivered to Administrative Agent and Lenders a revised proposal and budget addressing how Borrower proposes to address its funding requirements and current default situation upon expiration of the Forbearance Period, which proposal and budget shall be based on assumptions satisfactory to Administrative Agent in its sole discretion. Assignments; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Borrower, the other Designated Companies, Administrative Agent,

Co-Administrative Agent, each Lender and their respective successors and assigns; provided, that neither Borrower nor any other Designated Company shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Agreement without the prior written consent of Administrative Agent in its sole discretion. No Person other than the parties hereto, and in the case of Section 5 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 5 hereof) are hereby expressly disclaimed.

Final Agreement. This Agreement, the Credit Agreement, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection therewith (collectively, the "Borrower/Lender Documents") set forth in full the terms of agreement between the parties hereto and thereto and are intended as the full, complete, and exclusive contracts governing the relationship between such parties, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. No term of the Borrower/Lender Documents may be amended, restated, waived or otherwise modified except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought except to the extent expressly provided in Section 12.13 of the Credit Agreement. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. The exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance by any of Administrative Agent, Co-Administrative Agent or any Lender shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties hereto.



                           [Signature pages to follow]

         IN WITNESS WHEREOF, this Forbearance Agreement has been executed by the parties hereto as of the date first written above.

                                    ALL AMERICAN SEMICONDUCTOR, INC.,
                                    a Delaware corporation, as the Borrower


                                    By: /s/ HOWARD L. FLANDERS
                                        ----------------------------------------
                                        Name:  Howard L. Flanders
                                        Title: EVP & CFO


                                    HARRIS N.A., successor by merger to
                                      HARRIS TRUST AND SAVINGS BANK,
                                      as Administrative Agent and as a Lender


                                    By: /s/ LAWRENCE A. MIZERA
                                        ----------------------------------------
                                        Name:  Lawrence A. Mizera
                                        Title: Vice President


                                    U.S. BANK NATIONAL ASSOCIATION,
                                      as Co-Administrative Agent and as a
                                      Lender

                                    By: /s/ PAUL NIEDERMAYER
                                        ----------------------------------------
                                        Name:  Paul Niedermayer
                                        Title: Vice President


                                    GMAC COMMERCIAL FINANCE LLC,
                                      as a Lender

                                    By: /s/ DOUG BOOTHE
                                        ----------------------------------------
                                        Name:  Doug Boothe
                                        Title: Director


                                    PNC BANK, NATIONAL ASSOCIATION,
                                      as a Lender

                                    By: /s/ BRUCE J. METTEL
                                        ----------------------------------------
                                        Name:  Bruce J. Mettel
                                        Title: Vice President


                                    FIRST BANK BUSINESS CAPITAL, INC.
                                      f/k/a FB Commercial Finance, Inc., as a
                                      Lender

                                    By: /s/ PHILLIP LYKENS
                                        ----------------------------------------
                                        Name:  Phillip Lykens
                                        Title: Executive Vice President


                 SIGNATURE PAGE TO SECOND FORBEARANCE AGREEMENT

                           Access Micro Products, Inc.
                           All American A.V.E.D., Inc.
                           All American Added Value, Inc.
                           All American Semiconductor of Atlanta, Inc.
                           All American Semiconductor of Chicago, Inc.
                           All American Semiconductor of Florida, Inc.
                           All American Semiconductor of Huntsville, Inc.
                           All American Semiconductor of Massachusetts, Inc. All American Semiconductor of Michigan, Inc.
                           All American Semiconductor of Minnesota, Inc.
                           All American Semiconductor of New York, Inc.
                           All American Semiconductor of Philadelphia, Inc.
                           All American Semiconductor of Phoenix, Inc.
                           All American Semiconductor of Portland, Inc.
                           All American Semiconductor of Rockville, Inc.
                           All American Semiconductor of Salt Lake, Inc.
                           All American Semiconductor of Texas, Inc.
                           All American Semiconductor-Northern California, Inc. All American Semiconductor of Washington, Inc.
                           All American Technologies, Inc.
                           All American Transistor of California, Inc.
                           Aved Industries, Inc.
                           Palm Electronics Manufacturing Corp.
                           All American Semiconductor of Ohio, Inc.
                           All American Semiconductor of Wisconsin, Inc.
                           All American Semiconductor of Rhode Island, Inc.
                           All American IDT, Inc.
                           AGD China, Inc., each as a Designated Company


                           Each by: /s/ HOWARD L. FLANDERS
                                    --------------------------------------------
                                    Its:  EVP & CFO


                                    AMERICAPITAL, LLC, as a Designated Company

                                    By: All American Semiconductor, Inc.,
                                        its sole member

                                    By: /s/ HOWARD L. FLANDERS
                                        ----------------------------------------
                                        Its: EVP & CFO


                                    ALL AMERICAN SEMICONDUCTOR OF CANADA, INC., as a Designated Company

                                    By: /s/ HOWARD L. FLANDERS
                                        ----------------------------------------
                                        Its: EVP & CFO




                 SIGNATURE PAGE TO SECOND FORBEARANCE AGREEMENT

                         EXHIBIT A (Specified Defaults)
                         ------------------------------

Current Defaults
----------------


1. The Event of Default arising under Section 9.1(a) of the Credit Agreement as a result of Borrower's failure to immediately and without notice or demand pay over any overadvance that existed as of date hereof (immediately prior to giving effect to this Agreement) in violation of Section 1.9(b)(v).

2. The failure of the Borrower to comply with the following Sections of the Credit Agreement: 6.6 (provided that any such change resulting from events or circumstances occurring from and after the Forbearance Effective Date shall not constitute a Specified Default); 8.5(n); 8.22(a); 8.22(c); 8.22(f); 8.22(g); 8.22(h); and 8.25 (solely as a result of how Inventory purchases are reflected in Borrower's computer systems).

3. The failure of Borrower to comply with the following sections of the First Forbearance Agreement: 3(c)(iv) (solely with respect to the payment of the Supplemental Shipping Costs described in Section 9 hereof); 3(k) ; 6(e) (relating solely to a statutory tax lien that is or may become of record for unpaid sales tax in an amount not to exceed $5,000 owed to Westminster County, Colorado).

Anticipated Defaults
--------------------

1. The Borrower anticipates that Events of Default may arise after the date of this Agreement by its failure to comply with the following Sections of the Credit Agreement: 8.5(d); 8.22(b); and 8.22(d).

              EXHIBIT B (Form of Proposed Vendor Payment Schedule)
              ----------------------------------------------------


                                 [See Attached]
                                 --------------


--------------------------------------------------------------------------------------------------------------------
                                                     Written                           Date of
                                                  Agreement in   Expected              Expected
                                        Payment    Place with    Product               Shipment            Customer
    Product       Vendor    Product     Terms to     Vendor      Receipt    Customer      to      Sales    Payment
   Purchased       Name      Cost       Vendor       (Y/N?)        Date       Name     Customer   Price     Terms
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

                  EXHIBIT C (Form of Product Vendor Agreement)
                  --------------------------------------------

                                VENDOR AGREEMENT
                                ----------------

         This Vendor Agreement (the "Agreement") is made and entered into as of the __ day of March, 2007, by and between All American Semiconductor, Inc., a Delaware corporation (the "Company"), and ____________, a ___________ corporation (the "Vendor"), as follows:

         WHEREAS, prior to March __, 2007, the Vendor supplied certain goods and/or services to the Company in the Company's ordinary course of business;

         WHEREAS, as of March __, 2007, the Vendor held a claim against the Company on account of goods and services previously sold and provided to the Debtor;

         WHEREAS, as a condition precedent to the future provision of goods and/or services to the Company by the Vendor in accordance with the purchase order(s) dated ________ (the "Purchase Orders") (copies of which are attached hereto as Exhibit A), Vendor is requiring payment in the form of cash in advance ("CIA") from the Company; and

         WHEREAS, the Company's senior secured lenders (the "Banks") have refused to provide the Company additional funding (the "Bank Funds") from which payments will be made to, among others, the Vendor on account of the Purchase Order(s) absent an agreement between the Company and the Vendor ensuring that
(a) the Vendor will provide the goods and/or services set forth in the Purchase Order(s) to the Company as requested, promptly upon receipt of the CIA, and (b) that such funds will not be applied and/or setoff against past debts or other obligations that may be owed to the Vendor by the Company;

         NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and the sufficiency of which is hereby acknowledged by the parties hereto, the Company and the Vendor hereby agree as follows:

         1. Company shall provide payment in the form of CIA by wire transfer in immediately available funds in exchange for the delivery or provision of all goods and/or services in accordance with Paragraph 2 below.

         2. Vendor covenants and agrees unconditionally and irrevocably to provide all goods and/or services set forth in each Purchase Order immediately upon receipt of the CIA payment.

         3. Vendor further covenants and agrees that Vendor will not apply and/or setoff any of the CIA payment received by it from the Company against any past debt or other obligation that may be owed to Vendor by the Company. Additionally, by accepting the CIA payment, Vendor shall be deemed to have waived any and all purported claims or rights of recoupment that the Vendor may have with respect to such CIA payment and/or any goods or services provided in connection with the Purchase Order(s).

         4. Vendor and Company, each being fully aware that the Company would not have access to the Bank Funds absent this Agreement, acknowledge and agree that the Banks and Harris N.A. (successor by merger to Harris Trust and Savings Bank), in its capacity as administrative agent for the Banks under that certain Credit Agreement, dated as of May 14, 2003 (as amended or otherwise modified from time to time) (the "Bank Agent"), are and shall be third party beneficiaries of this Agreement and shall have the right to enforce its terms directly against Vendor.

         5. Vendor agrees that in any action or proceeding required to enforce any term of this Agreement due to the Vendor's failure to deliver or provide goods or services for which the Company has made CIA payments, each of the Company, the Bank Agent and the Banks shall be entitled to recover their respective reasonable out-of-pocket fees and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with such action or proceeding directly from Vendor.

                  In witness whereof, the parties, intending to be legally bound, have executed this Agreement as of the date set forth above.



                                       All American Semiconductor, Inc.,
                                       Company

                                       By: _____________________________________

                                       Its: ____________________________________


                                       _______________________,
                                                      Vendor

                                       By: _____________________________________

                                       Its: ____________________________________

                                   SCHEDULE 1
                                   ----------

                         (Revolving Credit Commitments)
                         ------------------------------



                                               Percentage     New Commitment
Harris N.A., successor by merger to
   Harris Trust and Savings Bank                      25%       $ 15,000,000

U.S. Bank National Association                        20%       $ 12,000,000

GMAC Commercial Finance LLC                           20%       $ 12,000,000

PNC Bank, National Association                        20%       $ 12,000,000

First Bank Business Capital, Inc.                     15%       $  9,000,000

Total                                                100%       $ 60,000,000

                                   Harris N.A.

                                                            April 16, 2007

All American Semiconductor, Inc.
16115 NW. 52nd Avenue
Miami, Florida 33014
Attention:  Chief Financial Officer
Facsimile: (305) 624-5258

VIA FACSIMILE AND ELECTRONIC MAIL
---------------------------------

Ladies and/or Gentlemen:

         Reference is made to: (i) that certain Credit Agreement, dated as of May 14, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among All American Semiconductor, Inc., as the borrower thereunder ("Borrower"), the financial institutions party thereto from time to time as lenders thereunder (collectively, the "Lenders"), Harris, N.A. (successor by merger to Harris Trust and Savings Bank), as administrative agent for the Lenders (in such capacity, "Administrative Agent") and as a Lender, and U.S. Bank National Association, as co-administrative agent for the Lenders (in such capacity, the "Co-Agent") and as a Lender; and (ii) that certain Second Forbearance Agreement, dated as of even date herewith (as amended, restated or otherwise modified from time to time, the "Forbearance Agreement"), by and among Borrower, the other Designated Companies, Administrative Agent and the Lenders. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Forbearance Agreement.

         By this letter, Administrative Agent hereby confirms its agreement, as well as the agreement of each Lender, to extend the April 16, 2007 deadline set forth in Section 3(k) of the Forbearance Agreement until April 18, 2007.

         Except as expressly provided in the preceding paragraph, nothing in this letter shall (i) amend, modify or operate as a waiver of any provision of the Credit Agreement, the Forbearance Agreement or any other Loan Document, or any right, power, privilege or remedy of Administrative Agent and Lenders thereunder, or (iv) constitute a course of dealing or other basis for altering any Obligations of the Borrower or any other Designated Company under the Credit Agreement, the Forbearance Agreement, the other Loan Documents or any other contract or instrument.

         If you have any questions regarding the foregoing, please contact the undersigned at (312) 461-2370.

                                       Very truly yours,

                                       Harris N.A., as Administrative Agent, on behalf of itself and the Lenders


                                       By: /s/ LAWRENCE A. MIZERA

                                       Name:  Lawrence A Mizera

                                       Its:   Vice President


cc:      Each Lender (via email)
         David S. Heller, Esq. (via email)
         Peter P. Knight, Esq. (via email)
         Craig Hansen, Esq. (via email)
         Stephen Lerner, Esq. (via email)
         Jonathan Morrison (via email)
         Mick Solimene (via email)
         Casey Coston, Esq. (via email)